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UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
FORM 8-K
CURRENT REPORT
Pursuant to Section 13 or 15(d) of
the Securities Exchange Act of 1934
Date of Report (Date of earliest event reported): December 21, 2007
MACKINAC FINANCIAL CORPORATION

(Exact name of registrant as specified in its charter)

Michigan	0-20167	38-2062816

(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

130 South Cedar Street Manistique, Michigan	49854

(Address of principal executive offices)	(Zip Code)
Registrant’s telephone number, including area code: (888) 343-8147
(not applicable)

(Former name or former address, if changed since last report.)
Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):
☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.03 Amendments to Articles of Incorporation or Bylaws; Change in Fiscal Year.
Effective December 21, 2007, the Board of Directors (the “Board”) of Mackinac Financial Corporation (“MFNC”) adopted the Second Amendment to the Amended and Restated Bylaws of MFNC (the “Amendment”). The Amendment amends MFNC’s bylaws to allow for the issuance of uncertificated shares. As a result, MFNC is now eligible to participate in the Direct Registration System (“DRS”) administered by The Depository Trust Company. DRS allows investors to have securities registered in their names without the issuance of physical certificates and allows investors to electronically transfer securities to broker-dealers in order to minimize the risks and delays associated with transferring physical certificates. The Board adopted the Amendment in response to NASDAQ rules that require NASDAQ listed securities to be eligible by January 1, 2008 for a direct registration program, such as DRS, offered by a clearing agency registered under Section 17A of the Securities Exchange Act of 1934, as amended.
The full text of the Amendment is attached as Exhibit 5.1 to this Current Report on Form 8-K and is incorporated into this Item 5.03 by reference.
ITEM 9.01. EXHIBITS
The following exhibits are furnished herewith:

EXHIBIT
NUMBER	DESCRIPTION

5.1	Second Amendment to the Amended and Restated Bylaws of Mackinac Financial Corporation
SIGNATURES
     Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

MACKINAC FINANCIAL CORPORATION
Date: December 21, 2007	By	/s/ Ernie R. Krueger
Ernie R. Krueger
Executive Vice President and Chief Financial Officer

EXHIBIT INDEX

EXHIBIT
NUMBER	EXHIBIT DESCRIPTION

5.1	Second Amendment to the Amended and Restated Bylaws of Mackinac Financial Corporation